Exhibit 99.1

FOR IMMEDIATE RELEASE

May 7, 2020

Investor Contacts:

Andrew Slabin

Andrew_Slabin@discovery.com

212-548-5544

Peter Lee

Peter_Lee@discovery.com

212-548-5907

Media Contact:

Nathaniel Brown

Nathaniel_Brown@discovery.com

212-548-5959

Discovery Announces Debt Offering

SILVER SPRING, Md. – May 7, 2020 – Discovery, Inc. (“Discovery” or the “Company”) (Nasdaq: DISCA, DISCB, DISCK) announced today that its wholly-owned subsidiary Discovery Communications, LLC (“DCL”) has commenced an underwritten public offering (the “Notes Offering”) of senior fixed rate notes (the “Notes”). The Notes will be issued by DCL and guaranteed by the Company and its wholly-owned subsidiary Scripps Networks Interactive, Inc. (“Scripps”) on an unsecured and unsubordinated basis.

The Company intends to use the net proceeds from the Notes Offering to fund DCL’s and Scripps’ separately announced cash tender offers (the “Tender Offers”) for several series of their outstanding senior notes and to pay accrued and unpaid interest, premiums, fees and expenses in connection with the Tender Offers. The Company intends to use any remaining proceeds for general corporate purposes, which may include without limitation, repayment and refinancing of other debt, working capital and capital expenditures. The completion of the Tender Offers is subject to the receipt of gross proceeds from the Notes Offering in an amount sufficient to purchase all of the notes validly tendered and accepted for purchase in the Tender Offers and to pay accrued and unpaid interest and premiums thereon and fees and expenses associated therewith and other customary closing conditions.

BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC will act as the active joint book-running managers for the Notes Offering.

The Notes will be offered pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective registration statement on Form S-3 that the Company, DCL and Scripps previously filed with the Securities and Exchange Commission (the “SEC”). Prospective investors should read the prospectus forming a part of that registration statement and the prospectus supplement related to the Notes Offering and the other documents that Discovery has filed with the SEC for more complete information about Discovery, DCL, Scripps and the Notes Offering. These documents are available at no charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, these documents will be made available upon request by DCL or by any underwriter or dealer participating in the Notes Offering. Interested parties may obtain a prospectus by contacting one of the joint book-running managers at: BofA Securities, Inc., 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001, Attn: Prospectus Department, toll-free: 1-800-294-1322, e-mail: dg.prospectus_requests@bofa.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146, e-mail: prospectus@citi.com; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attn: Prospectus Department, telephone: 1-800-221-1037, e-mail: usa.prospectus@credit-suisse.com; and Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attn: Prospectus Department, telephone: 1-212-902-1171, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of the notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Notes Offering may be made only by means of a prospectus supplement and the accompanying prospectus. The Tender Offers will be made solely by means of an Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Discovery

Discovery is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf.

Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe.

Cautionary Statement Concerning Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this press release include, without limitation, statements regarding the completion of, and use of proceeds from, the Notes Offering. These statements are based on information available to the Company as of the date hereof, and actual results could differ materially from those stated or implied, due to market conditions, as well as risks and uncertainties associated with the Company’s business, which include the risk factors disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2020 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.